As filed with the Securities and Exchange Commission on June 6, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0100303 (I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300
Carlsbad, California 92008
(Address of Principal Executive Offices)

Rubio’s Restaurants, Inc. 1999 Stock Incentive Plan
Rubio’s Restaurants, Inc. 2006 Executive Incentive Plan
(Full Title of the Plan)

Mr. Frank Henigman
Acting Chief Financial Officer
1902 Wright Place, Suite 300
Carlsbad, California 92008
Telephone: (760) 929-8226
Facsimile: (760) 929-8203
(Name and Address of Agent For Service)

Copy to:
Jeffrey C. Thacker, Esq.
Heller Ehrman LLP
4350 La Jolla Village Drive, 7th Floor
San Diego, California 92122-1246
Telephone: (858) 450-8400
Facsimile: (858) 450-8499

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	293,805	$11.96	$3,513,907.80	$107.88

(1) This registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the 1999 Stock Incentive Plan or the 2006 Executive Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act of 1933 and based on the average of the high and low prices per share of the registrant’s common stock on June 4, 2007 as reported on the Nasdaq Global Market.

This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by us with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this registration statement:

(a)	Our annual report on Form 10-K for the fiscal year ended December 31, 2006;

(b)
All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above; and

(c)	The description of our common stock contained in the registration statement on Form 8-A (Registration No. 000-26125) filed with the Commission on May 18, 1999.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

1902 Wright Place, Suite 300
Carlsbad, California 92008
Telephone: (760) 929-8226
Facsimile: (760) 929-8203
Attn: Chief Financial Officer

You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for us by Heller Ehrman LLP, San Diego, California. Craig S. Andrews, a company director, is a shareholder of Heller Ehrman LLP. Mr. Andrews holds 7,003 shares of our common stock and options to purchase 60,000 shares of our common stock. Mr. Andrews also beneficially owns 6,214 shares of common stock held in an individual retirement account by Bear Stearns as custodian.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits us to indemnify our directors and officers under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also permits us to purchase and maintain insurance on behalf of our directors and officers against any liability asserted against them and incurred by them arising out of their capacity or status as directors and officers, whether or not we would have the power to indemnify our directors and officers against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

Article VII of our Restated Bylaws generally provides that we shall indemnify our directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law and that we shall advance, prior to the final disposition of any proceeding, promptly following a request, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it should be determined ultimately that such person is not entitled to be indemnified by us. Under Article V, Section B of our Third Amended and Restated Certificate of Incorporation, to the extent permitted by applicable law, we may indemnify our directors and officers through bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to us, our stockholders or others.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article V, Section A of our Third Amended and Restated Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except that the indemnification does not eliminate or limit the liability of a director for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

We have also entered into indemnification agreements with our directors and executive officers. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Our Restated Bylaws also permit us to secure insurance on behalf of any officer or director for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have in force directors and officers liability insurance that insures directors and officers of the Company.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Heller Ehrman LLP.
10.1(1)	1999 Stock Incentive Plan, as amended.
10.2(2)	2006 Executive Incentive Plan
23.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP.
23.3	Consent of Heller Ehrman LLP (filed as a part of Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
__________________________

(1)	Incorporated by reference to Exhibit 10.54 to our annual report on Form 10-K filed with the Commission on March 24, 2004, as amended on April 6, 2005.

(2)   Incorporated by reference to Appendix B of our Proxy Statement filed on June 23, 2006.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set for in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions summarized in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, state of California, on this 6th day of June, 2007.

Rubio’s Restaurants, Inc.

By:	/s/ Dan Pittard
Dan Pittard Chief Executive Officer

POWER OF ATTORNEY

Each director and/or officer of Rubio’s Restaurants, Inc. whose signature appears below constitutes and appoints Ralph Rubio, Chief Executive Officer, and Frank Henigman, Acting Chief Financial Officer, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Dan Pittard Dan Pittard	President and Chief Executive Officer (principal executive officer)	June 6, 2007

/s/ Frank Henigman Frank Henigman	Acting Chief Financial Officer (principal financial and accounting officer)	June 6, 2007

/s/ Ralph Rubio Ralph Rubio	Chairman of the Board of Directors	June 6, 2007

/s/ Kyle A. Anderson Kyle A. Anderson	Director	June 6, 2007

/s/ Craig S. Andrews Craig S. Andrews	Director	June 6, 2007

/s/ William R. Bensyl William R. Bensyl	Director	June 6, 2007

/s/ Jack W. Goodall Jack W. Goodall	Director	June 6, 2007

/s/ Loren C. Pannier Loren C. Pannier	Director	June 6, 2007

/s/ Timothy J. Ryan Timothy J. Ryan	Director	June 6, 2007

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Heller Ehrman LLP.
10.1(1)	1999 Stock Incentive Plan, as amended.
10.2(2)	2006 Executive Incentive Plan
23.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP.
23.3	Consent of Heller Ehrman LLP (filed as a part of Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
__________________________

(1)	Incorporated by reference to Exhibit 10.54 to our annual report on Form 10-K filed with the Commission on March 24, 2004, as amended on April 6, 2005.

(2)	Incorporated by reference to Appendix B of our Proxy Statement filed on June 23, 2006.